                                                                    EXHIBIT B-41

                                 CODE OF BY-LAWS

                                       OF

                           KOKOMO GAS AND FUEL COMPANY

                           Effective February 28, 2002


                                    ARTICLE 1

                                 Shares of Stock

                  Section 1.01. The Corporation may issue shares for such consideration received or to be received as the Board of Directors determines to be adequate.

                  Section 1.02. Certificates for Shares. Certificates for shares of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by two (2) officers of the Corporation and shall bear the corporate seal. Each certificate shall be in such form as the Board of Directors may prescribe from time to time.

                  Section 1.03. Transfer of Shares. The shares of the Corporation shall be transferable on the books of the Corporation upon surrender of the certificate or certificates representing the same, properly endorsed by the registered holder or duly authorized attorney.

                  Section 1.04. Equitable Interests in Shares Need Not Be Recognized. The Corporation and its officers shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof, and shall not be required to recognize any equitable or other claim to or interest in such share or shares on the part of any other person or persons, whether or not express notice thereof shall have been given the Corporation except to the extent required by law.

                  Section 1.05. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate for shares of the Corporation in place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed, but the Board of Directors may require the owner of such lost, stolen or destroyed certificate, or a legal representative, to furnish an affidavit as to such loss, theft or destruction, and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as it may require, to indemnify the Corporation against any claim that may be made on account of the alleged loss, theft or destruction of such certificate.

                                    ARTICLE 2

                            Meetings of Shareholders

                  Section 2.01. Place of Meetings. All meetings of Shareholders shall be held at the Corporation's principal place of business or at such other place, as may be specified in the respective notices or waivers of notice thereof, or proxies to represent Shareholders thereat.

                  Section 2.02. Annual Meeting. An annual meeting of the Shareholders for the election of Directors, and for the transaction of such other business as may properly come before the meeting, shall be held at a time fixed by the Board of Directors on the third Tuesday in May of each year, if such day is not a legal holiday, and if a holiday, then on the first following day that is not a legal holiday. If for any reason the annual meeting of the Shareholders shall not be held at the time and place herein provided, the same may be held at any time thereafter, or the business to be transacted at such annual meeting may be transacted at any special meeting called for that purpose.

                  Section 2.03. Participation at Meetings. Any or all shareholders may participate in an annual shareholders' meeting or in a special shareholders' meeting by, our through the use of, any means of communication by which all shareholders participating may simultaneously here each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

                  Section 2.04. Notice of Meetings. (a) A Corporation shall give written or oral notice to shareholders of the date, time, and place of each annual and special shareholders' meeting no fewer than ten (10) nor more than sixty (60) days before the meeting date.

                  (b) Notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called.

                  (c) Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called.

                  (d) The Board of Directors may fix the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders' meeting.

                  Section 2.05. Voting at Meetings.

                  Clause 2.05(1). Voting Rights. Every Shareholder shall have the right at every Shareholder's meeting to one (1) vote for each share of stock standing in the Shareholder's name on the books of the Corporation. Provided, however, no share shall be voted at any meeting:
         (a) upon which any installment is due and unpaid; or (b) which belongs to the Corporation.

                  Clause 2.05(2). Proxies. A Shareholder may vote, either in person or by proxy executed in writing by the Shareholder or a duly authorized attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein.

                  Clause 2.05(3). Quorum. A quorum shall consist of a majority of the outstanding shares entitled by the Articles of Incorporation to vote at such meeting, represented in person or by proxy.

                                    ARTICLE 3

                               Board of Directors

         Section 3.01 Board of Directors. The Board of Directors shall consist of not less than one (1) Director nor more than five (5) Directors. Each Director shall be elected annually by a plurality of the shares represented at the annual meeting of Shareholders. A Director shall hold office until the next annual meeting of Shareholders or until such Director's successor is elected and qualifies, or until the Director delivers written notice of resignation.

         Section 3.02. Duties and Powers. The business of the Corporation shall be managed by the Board of Directors. The Board of Directors shall employ such agents and servants as it may deem advisable, and fix the rate of compensation of all agents, employees and officers. Any sale, lease, exchange, mortgage, pledge, or other disposition of all or any part of the assets of the Corporation, except as limited by law, may be made upon authority of a resolution of the Board.

         Section 3.03. Notice of Meeting. (a) Regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting.

         (b) Special meetings of the Board of Directors must be preceded by at least twenty-four (24) hours written or oral notice of the date, time, and place of the meeting. The notice need not describe the purpose of the special meeting.

         Section 3.04. Simultaneous Communication Meetings. The Board of Directors may permit any or all Directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all Directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         Section 3.05. Action Without Meeting. (a) Action required or permitted to be taken at a Board of Directors' meeting may be taken without a meeting if the action is taken by all members of the board. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the corporate records reflecting the action taken.

         (b) Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different prior or subsequent effective date.

         (c) A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

         Section 3.06. Waiver of Notice. A director may waive any notice required before or after the date and time stated in the notice. Unless the director is present at or participating in a meeting, the waiver must be in writing, signed by the director entitled to notice, and filed with the minutes or corporate records. A director's attendance at or participation in a meeting waives any required notice to the Director of the meeting unless the Director at the beginning of the meeting (or promptly upon the Director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         Section 3.07. Quorum. (a) A quorum of the Board of Directors consists of one-third (1/3) of the number of Directors in office immediately before the meeting begins.

         Section 3.08. Vacancies. In case of any vacancy in the Board of Directors through death, resignation, removal or other cause, the remaining Directors in office, even if they constitute fewer than a quorum of the Board, by the affirmative vote of a majority thereof may elect a successor to fill such vacancy until the next annual meeting and until a successor is elected and qualified. If the vote of the remaining members of the Board shall result in a tie, the vacancy shall be filled by Shareholders at a special meeting called for that purpose. Shareholders shall be notified of the name, address, principal occupation and other pertinent information about any Director elected by the Board of Directors to fill any vacancy.

                                    ARTICLE 4

                                Order of Business

         The order of business at annual meetings and, so far as practicable, at all other meetings of Shareholders and Directors, shall be:

                           Proof of due notice of meeting.
                           Call of roll.
                           Reading and disposal of any unapproved minutes. Annual reports of officers and committees. Unfinished business.
                           New business.
                           Election of Directors.
                           Adjournment.

                                    ARTICLE 5

                         The Officers of the Corporation

         Section 5.01. Officers. The Chairman, Chief Executive Officer and Secretary of the Corporation shall be chosen by the Board of Directors. The Chief Executive Officer or the Board of Directors is then authorized to appoint or elect other officers, including but not limited to, one or more Vice Presidents, a Treasurer, a Controller, and any assistants for such officers, including assistant secretaries. One person may hold any two offices except those of Chief Executive Officer and Secretary. The Chairman, Chief Executive Officer and Secretary shall be elected by the Board of Directors at its annual meeting, and shall hold office for one year and/or until their respective successors shall have been duly elected. All other officers shall continue in office until a replacement is elected or appointed or until such officer is removed by the Chief Executive Officer. The Chief Executive Officer or the Board of Directors shall establish the powers and duties of the officers which the Chief Executive Officer appoints or the Board of Directors elects. Vacancies in the offices of Chairman, Chief Executive Officer and Secretary shall be filled by the Board of Directors and all other vacancies shall be filled by the person who or body that appointed such officer. Any officer or agent elected or appointed by the Board of Directors or the Chief Executive Officer may be removed at any time by the affirmative vote of a majority of the whole Board of Directors.

         Section 5.02. Chairman. The Chairman of the Corporation shall, when present, preside at all meetings of the shareholders and of the Board of Directors. The Chairman shall have general supervision over the Chief Executive Officer, subject to the control of the Board of Directors, and shall have such other powers and duties as may be prescribed by the Board.

         Section 5.03. Chief Executive Officer. The Chief Executive Officer of the Corporation shall, in the absence of the Chairman, preside at all meetings of the shareholders and of the Board of Directors. The President shall have general supervision over the management and direction of the affairs of the Corporation, subject to the control of the Board of Directors and the Chairman, and shall have such other powers and duties as may be prescribed by the Board and the Chairman. Subject to the control of the Board of Directors and the Chairman, the Chief Executive Officer shall have supervision of all departments and of all other officers of the Corporation; the President shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors and the Chairman.

         Section 5.04. Secretary. The Secretary shall attend and keep the minutes of all meetings of the Board of Directors and of the shareholders. The Secretary shall have charge and custody of the corporate records and corporate seal, if any, of the Corporation, and shall in general perform all the duties incident to the office of the secretary of a corporation, subject at all times to the direction and control of the Board of Directors, the Chairman and the Chief Executive Officer.

         Section 5.05. Delegation of Authority. In case of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any Director, for the time being, provided a majority of the entire Board of Directors concurs therein.

                                    ARTICLE 6

                    Indemnification of Directors and Officers

         Section 6.01. Indemnification. The Corporation shall, to the maximum limit permitted by and in accordance with the provisions of the Act by which the Corporation is organized, indemnify each individual, including each Director and officer, and each individual who while a Director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, including such individual whose duties to the Corporation also impose duties on, or otherwise involve services by the individual to an employee benefit plan or to participants in or beneficiaries of an employee benefit plan, (and including the estate or personal representative of such individual), who was, is, or is threatened to be made a named defendant or respondent in a proceeding,

(including threatened, pending, or contemplated action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal) because the individual is or was a director, officer, of the Corporation, against liability incurred, and the Corporation shall advance, pay for or reimburse the reasonable expenses incurred by such individual, if:

         (1)      The individual's conduct was in good faith; and

         (2)      The individual reasonably believed:

                  (A) In the case of conduct in the individual's official capacity with the Corporation, that the individual's conduct was in its best interests; and

                  (B) In all other cases, that the individual's conduct was at least not opposed to its best interests; and

         (3)      In the case of any criminal proceeding, the individual either:

                  (A) Had reasonable cause to believe the individual's conduct was lawful; or

                  (B) Had no reasonable cause to believe the individual's conduct was unlawful.

                                    ARTICLE 7

                                 Corporate Books

         Section 7.01. Place of Keeping. The minutes of the proceedings of Shareholders and Directors, stock transfer books of the Corporation, and other books and records of the Corporation may be kept at the principal office of the Corporation, or at such other place as the Board of Directors may designate. Provided, however, the original or a duplicate stock register or transfer book, a complete and accurate Shareholders' list, alphabetically arranged, giving the names and addresses of all Shareholders, and the number of shares held by each, shall be kept at the principal office of the Corporation in the State of Indiana.

         Section 7.02. Addresses of Shareholders. Shareholders shall be responsible for notifying the Secretary in writing of any changes in their addresses from time to time. A failure to do so shall relieve the Corporation, its Shareholders, Directors, officers and agents of liability for failure to direct notices, dividends, or other documents or property to an address other than the one appearing upon the records of the Corporation.

                                    ARTICLE 8

                             Special Corporate Acts

         Section 8.01. Execution of Documents. Contracts, leases, commercial paper and other instruments and legal documents shall be signed by the Chairman, the Chief Executive Officer, the General Manager or any Vice President or Treasurer appointed by the Board of Directors or by the Chief Executive Officer, and may be attested, to the extent required, by the Secretary or any Assistant Secretary.

         All bonds, deeds and mortgages shall be signed by the Chairman, the Chief Executive Officer, the General Manager or any Vice President or Treasurer appointed by the Board of Directors or the Chief Executive Officer, and may be attested, to the extend required, by the Secretary or any Assistant Secretary.

         All checks, drafts, notes and orders for the payment of money shall be signed by officers or employees designated by the Board of Directors or the Chief Executive Officer.

                                    ARTICLE 9

                                   Amendments

         The power to make, alter, amend or repeal this Code of By-Laws, or any provision hereof, is vested in the Board of Directors, but the affirmative vote of a majority of the actual number of Directors elected and qualified, from time to time, shall be necessary to effect any alteration, amendment, or repeal hereof.